Securities and Exchange Commission

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


September 17, 1999                                       001-12127
Date of report (Date of earliest event reported)         Commission File Number


                             Empire Resources, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                                 11-2778439
(State or other jurisdiction of incorporation)           (I.R.S. Employer
                                                         Identification Number)


                      One Parker Plaza, Fort Lee, NJ 07024
               (Address of principal executive offices)(Zip Code)

                                 (201) 944-2200
               Registrant's telephone number, including area code

                         Integrated Technology USA, Inc.
                              c/o Madison Partners
                               444 Madison Avenue
                        New York, New York 10022 (Former
              name or former address, if changed since last report)

Item 4.changes in Registrant's Certifying Accountant.

     On September 17, 1999, the merger of Empire Resources, Inc. with and into Integrated Technology USA, Inc. ("ITH") was consummated and ITH changed its name to Empire Resources, Inc. (the "Company"). Effective with the merger, PricewaterhouseCoopers LLP was dismissed as the independent accountants for ITH. Such dismissal was previously approved by the Board of Directors of Empire Resources, Inc.

     The report of PricewaterhouseCoopers LLP on the financial statements of ITH for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During ITH's two most recent fiscal years and through September 17, 1999 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements of ITH.

Item 7.Financial Statements, Pro Forma Financial Information and Exhibits

       Exhibits.

       99.1 Letter dated September 23, 1999 from PricewaterhouseCoopers LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EMPIRE RESOURCES,  INC.



Date:  September 24, 1999               By:/s/ Nathan Kahn
                                           --------------------
                                           Nathan Kahn
                                           President and Chief Executive Officer

                                                                    Exhibit 99.1

[Letterhead of PricewaterhouseCoopers LLP]

September 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Empire Resources, Inc., formerly Integrated Technology USA, Inc. (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 24, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP